UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: May 9, 2017

(Date of earliest event reported)

Garrison Capital Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-00878	90-0900145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Avenue of the Americas, Suite 914 New York, New York	10104
(Address of Principal Executive Offices)	(Zip Code)

(212) 372-9590

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

At the annual meeting of stockholders (the “Annual Meeting”) held on May 3, 2017, the stockholders of Garrison Capital Inc. (the “Company”) approved a fourth amended and restated investment advisory agreement (the “Fourth Amended and Restated Investment Advisory Agreement”) by and between the Company and Garrison Capital Advisers LLC (the “Adviser”), as investment adviser. The Company and the Adviser subsequently signed the Fourth Amended and Restated Investment Advisory Agreement.

The Fourth Amended and Restated Investment Advisory Agreement, which is effective beginning as of May 3, 2017, (i) reduced the base management fee from an annual rate of 1.75% to an annual rate of 1.50% of the Company’s gross assets, excluding cash and cash equivalents but including assets purchased with borrowed funds, payable quarterly in arrears and (ii) reduced the hurdle rate (the “Hurdle Rate”) for the income component of the incentive fee from 2.00% per quarter (8.00% annualized) to 1.75% per quarter (7.00% annualized). Under the Fourth Amended and Restated Investment Advisory Agreement, the first component of the incentive fee for each quarter would be calculated as follows:

•	no incentive fee will be payable to the Adviser in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate of 1.75%;

•	100% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than 2.1875% in any calendar quarter (8.75% annualized) is payable to the Adviser. We refer to this portion of the Company’s Pre-Incentive Fee Net Investment Income (which exceeds the Hurdle Rate but is less than 2.1875%) as the “catch-up.” The effect of the “catch-up” provision is that, if such Pre-Incentive Fee Net Investment Income exceeds 2.1875% in any calendar quarter, the Adviser will receive 20% of such Pre-Incentive Fee Net Investment Income as if the Hurdle Rate did not apply; and

•	20% of the amount of such Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized) is payable to the Adviser (once the Hurdle Rate is reached and the catch-up is achieved).

The other commercial terms of the Company’s existing investment advisory relationship with the Adviser, including the capital gains incentive fee and the incentive fee cap and deferral mechanism, remain unchanged.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Fourth Amended and Restated Investment Advisory Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On May 9, 2017, the Company issued a press release announcing its financial results for the first fiscal quarter ended March 31, 2017.  A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section.  The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this Current Report on Form 8-K may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 3, 2017, the Company’s stockholders approved two proposals at the Annual Meeting. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 16,049,352 shares of common stock outstanding on the record date, March 8, 2017. The final voting results from the Annual Meeting were as follows:

Proposal 1. To elect Matthew Westwood as a Class II director of the Company who will serve until the 2020 annual meeting of stockholders or until his successor is duly elected and qualifies.

Votes For	Votes Against	Abstentions
9,242,806	61,622	21,569

Proposal 2. To approve the Fourth Amended and Restated Investment Advisory Agreement.

Votes For	Votes Against	Abstentions
9,212,838	94,929	18,230

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fourth Amended and Restated Investment Advisory Agreement dated as of May 3, 2017, by and between the Company and Garrison Capital Advisers LLC.

99.1	Press release of Garrison Capital Inc., dated as of May 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARRISON CAPITAL INC.

Date: May 9, 2017	By:	/s/ Brian Chase
	Name:	Brian Chase
	Title:	Chief Financial Officer